SECOND AMENDMENT

TO PARTICIPATION AGREEMENT

AMONG NORTHERN LIGHTS VARIABLE TRUST,

NORTHERN LIGHTS DISTRIBUTORS, LLC,

VALMARK ADVISERS, INC.,

AND

MINNESOTA LIFE INSURANCE COMPANY

This Second Amendment is incorporated in and made a part of the Fund Participation Agreement (the “Agreement”) made as of the 12th day of August, 2021, by and among Minnesota Life Insurance Company (hereinafter the “Company”), on its own behalf and on behalf of one or more segregated asset accounts of the Company (hereinafter the “Account”), Northern Lights Variable Trust (hereinafter the “Trust”), Northern Lights Distributors, LLC (hereinafter the “Underwriter”) and ValMark Advisers, Inc. (hereinafter the “Adviser”). The following terms and conditions amend the terms of the Agreement and, in the case of any conflict between the terms and conditions of the Agreement and the terms and conditions of this Addendum, the language of this Addendum shall control and govern. All capitalized and abbreviated terms defined in the Agreement shall have the same definitions apply in this Addendum.

1. Schedule A of the Agreement is deleted and replaced with the Schedule A to this Addendum, attached hereto.

IN WITNESS WHEREOF, each of the parties hereto has caused this Second Amendment to the Agreement to be executed in its name and on its behalf by its duly authorized representative as of August 12, 2021:

Company:
MINNESOTA LIFE INSURANCE COMPANY
By its authorized officer,

/s/ Kristin Ferguson
By: Kristin Ferguson
Title: 2nd Vice President, CFO & Actuary
Date: 8/24/2021

Trust:
NORTHERN LIGHTS VARIABLE TRUST
By its authorized officer,

By:
Title:
Date:

1

Underwriter:
NORTHERN LIGHTS DISTRIBUTORS, INC.
By its authorized officer,

By:
Title:
Date:

Advisor:
VALMARK ADVISERS, INC.
By its authorized officer,

By:
Title:
Date:

2

SCHEDULE B

(as amended August 12, 2021)

Fund
TOPS® Conservative ETF Portfolio - Class 2
TOPS® Balanced ETF Portfolio - Class 2
TOPS® Moderate Growth ETF Portfolio - Class 2
TOPS® Growth ETF Portfolio - Class 2
TOPS® Aggressive Growth ETF Portfolio - Class 2
TOPs® Target Range™ Fund – Class S